Investor Presentation December 31, 2021 Simone Lagomarsino President & Chief Executive Officer Laura Tarantino Executive Vice President & Chief Financial Officer EXHIBIT 99.2

2 Forward‐Looking Statement This communication contains a number of forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward‐looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. All statements contained in this communication that are not clearly historical in nature are forward‐looking, and the words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases are generally intended to identify forward‐looking statements. These forward‐looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward‐ looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward‐looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward‐looking statements. Risk factors include, without limitation, the “Risk Factors” referenced in our Annual Report on Form 10‐K for the year ended December 31, 2020 and other reports we file with the Securities and Exchange Commission (“SEC”). The risks and uncertainties listed from time to time in our reports and documents filed with the SEC include the following factors: challenges and uncertainties regarding the ongoing and dynamic nature of the COVID‐19 pandemic, business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the occurrence of significant natural or man‐made disasters, including fires, earthquakes, and terrorist acts; public health crisis and pandemics, including the COVID‐19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market; our ability to achieve organic loan and deposit growth and the composition of such growth; the fiscal position of the U.S federal government and the soundness of other financial institutions; changes in consumer spending and savings habits; technological and social media changes; the laws and regulations applicable to our business; increased competition in the financial services industry; changes in the level of our nonperforming assets and charge‐offs; uncertainty regarding the future of LIBOR; our involvement from time to time in legal proceedings and examination and remedial actions by regulators; the composition of our management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems; and potential exposure to fraud, negligence, computer theft and cyber‐crime. Luther Burbank Corporation ("LBC", the "Company", "we", "us", or "our") can give no assurance that any goal or expectation set forth in forward‐looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. These forward‐looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward‐ looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

3 Use of Non‐GAAP Financial Measures This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore, are considered non‐GAAP financial measures. The Company’s management uses these non‐GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non‐GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant changes in the current period. The Company’s management also believes that investors find these non‐GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non‐GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‐GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their similar financial measures or with names similar to the non‐ GAAP financial measures we have discussed herein when comparing such non‐GAAP financial measures. Below is a listing of the non‐GAAP financial measures used in this investor presentation. • Pro forma net income and efficiency ratio, for the year ended December 31, 2020, are provided to reverse the impact of a material non‐recurring cost incurred in connection with the prepayment of long‐term FHLB borrowings. • Pro forma items include provision for income taxes, net income, return on average assets, return on average equity and earnings per share. Prior to January 1, 2018, these pro forma amounts are calculated by adding back our franchise S‐Corporation tax to net income, and using a combined C‐Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the changes in our status as a S‐Corporation and does not give effect to any other transaction. • Efficiency ratio is defined as noninterest expenses divided by operating revenue, which is equal to net interest income plus noninterest income. • Tangible book value and tangible stockholders’ equity to tangible assets are non‐GAAP measures that exclude the impact of goodwill and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill vary extensively from company to company, we believe that the presentation of these non‐GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. • Tangible book value per share is defined as tangible stockholders' equity divided by period end shares outstanding. A reconciliation to these non‐GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this investor presentation.

Franchise Overview and Financial Highlights



WA
OR
CA
San Francisco
Los Angeles

Our Small Network of Large Branches(1)

#	Branch Location	Date Established	Deposits ($mm)	
1	Santa Rosa	Oct. 1983	$	1,138.0
2	San Rafael	Sep. 1996*		587.5
3	Encino	Aug. 2007		507.2
4	Beverly Hills	Jul. 2010		412.0
5	Pasadena	May 2009		353.5
6	Los Altos	Aug. 2000		342.6
7	Long Beach	Jun. 2015		324.3
8	Toluca Lake	Jan. 2008		299.3
9	San Jose	Jun. 2012		141.0
10	Bellevue	Jun. 2018		125.8
11	El Segundo	Jan. 2020		69.9
	Specialty Deposits		1,211.3	
	Wholesale Deposits		25.8	
A	Corporate Office			1,237.1
	Total Deposits		$	5,538.2

** Acquisition date*

- Branch (11)
- Loan Production Office (7)

*** Highlighted counties indicate primary lending markets*

Financial Highlights(1)

	Actual
Total Assets ($mm)	$7,180
Total Loans HFI($mm)	$6,297
Total Deposits ($mm)	$5,538
Loans / Deposits	114%
Book Value Per Share	$12.95
Tangible Book Value Per Share	$12.88
Tangible Common Equity / Tang. Assets	9.3%
Leverage Capital Ratio	10.1%
Total Risk-Based Capital Ratio	19.6%
Total CRE Loans(2) / Total Risk-Based Capital	578%
ROAA	1.22%
ROAE	13.64%
Net Interest Margin	2.40%
EPS - Fully Diluted	$1.70
Efficiency Ratio	34.3%
Noninterest Expense / Avg. Assets	0.82%
NPAs / Assets	0.03%
ALLL / Loans HFI	0.56%
Full-Time Employees (FTE)	281

(1) Financial data as of or for the year ended 12/31/2021. See Non-GAAP Reconciliation in Appendix hereto.
(2) Includes multifamily residential, commercial real estate, and construction loans.

Luther Burbank® | Corporation

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Key Highlights



1
History of Profitability
2
Well-Positioned in Strategic Markets
3
Demonstrated Organic Growth Engine
4
Strong Management Team and Robust Infrastructure
5
Strong Asset Quality
6
Efficient Operations
Luther Burbank®
Corporation

1. History of Profitability

- Recorded consecutive quarterly profits since our second quarter of operations
- Survived and prospered through numerous economic cycles during our more than 38-year history

2. Well-Positioned in Strategic Markets

- Western United States in supply-constrained markets with strong job growth and limited affordable housing
- Achieve deeper penetration of our lending and deposit gathering operations in our attractive core markets
- Expand into other major metropolitan markets that share key demographic characteristics with our core markets

3. Demonstrated Organic Growth Engine

- **Multifamily:** professional real estate investors focused on investing in stable, cash-flowing assets
- **Single Family:** primary residence, second home or investment property
- **Retail Deposits:** strong base built on a high level of service, competitive rates and our reputation for strength and security

4. Strong Management Team and Robust Infrastructure

- Led by President & CEO Simone Lagomarsino (30+ years of banking experience)
- Invested heavily in people and infrastructure over the last several years

5. Strong Asset Quality

- Our most important focus
- Strict, quality oriented underwriting and credit monitoring processes
- 0.03% NPAs / Total Assets

6. Efficient Operations

- Maintain a small network of large branches ($391 million avg. branch size)
- 34.3% efficiency ratio, 0.82% noninterest expense / average assets and 281 FTEs

Note: Financial data as of or for the year ended 12/31/2021. See Non-GAAP Reconciliation in Appendix hereto.

Luther Burbank® | Corporation
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Top Multifamily Lenders in the United States

Top 25 Banks by Multifamily Loans

(Dollars in billions)			As of September 30, 2021		Multifamily Loans Change Since (%)		Delinquency	
Rank	Institution Name	Headquarters	Total Assets	Multifamily Loans	June 30, 2021	September 30, 2020	% of Multifamily(1)	Change Since (bps) September 30, 2020
1.	JPMorgan Chase & Co.	New York, NY	3,757.6	73.08	0.8	(1.9)	0.46	37
2.	New York Community Bancorp, Inc.	Westbury, NY	57.9	32.86	0.9	2.3	1.32	131
3.	Wells Fargo & Co.	San Francisco, CA	1,954.9	17.45	2.8	17.1	0.15	(27)
4.	Signature Bank	New York, NY	107.9	15.44	(0.2)	1.0	0.68	50
5.	First Republic Bank	San Francisco, CA	172.6	15.42	4.1	15.1	0.01	1
6.	Capital One Financial Corporation	McLean, VA	425.4	10.97	(1.7)	(14.6)	1.29	38
7.	PNC Financial Services Group, Inc.	Pittsburgh, PA	554.5	8.53	(1.9)	22.3	0.33	(170)
8.	Citigroup Inc.	New York, NY	2,361.9	8.06	(3.7)	(3.9)	0.04	(306)
9.	Investors Bancorp Inc.	Boston, MA	155.9	7.67	1.4	5.6	0.47	(32)
10.	Santander Holdings USA Inc.	New York, NY	164.6	7.35	(9.7)	(15.3)	1.84	81
11.	MUFG Americas Holding Corp.	Short Hills, NJ	27.4	6.80	(5.5)	(7.9)	0.25	(8)
12.	Pacific Premier Bancorp, Inc.	Irvine, CA	21.0	5.38	2.6	4.5	0.00	0
13.	Valley National Bancorp	New York, NY	41.3	5.11	0.1	(2.0)	0.53	31
14.	KeyCorp	Cleveland, OH	187.2	5.11	19.3	19.3	0.20	(23)
15.	Truist Financial Corp.	Charlotte, NC	529.9	5.01	8.1	(9.2)	0.08	8
16.	Bank of America Corp.	Charlotte, NC	3,085.4	4.84	(0.3)	(5.3)	0.74	70
17.	TD Group US Holdings LLC	Wilmington, DE	514.4	4.77	(3.1)	(0.7)	0.64	0
18.	U.S. Bancorp	Minneapolis, MN	567.5	4.46	8.9	13.8	0.36	0
19.	Sterling Bancorp	Pearl River, NY	30.0	4.30	0.4	(6.5)	0.24	(13)
20.	Luther Burbank Corp.	Santa Rosa, CA	7.2	4.23	(1.3)	3.4	0.01	0
21.	M&T Bank Corp.	Buffalo, NY	151.9	4.17	(3.5)	(10.7)	2.15	136
22.	CIBC Bancorp USA Inc.	Chicago, IL	60.6	3.97	1.4	3.3	0.00	(8)
23.	PacWest Bancorp	Beverly Hills, CA	35.9	3.96	0.7	14.9	0.00	(1)
24.	Umpqua Holdings Corporation	Portland, OR	30.9	3.92	8.5	13.9	0.24	19
25.	Dime Community Bancshares Inc.(3)	Hauppauge, NY	12.4	3.47	(1.2)	306.4	0.40	40
	Banking Industry Aggregate(2)			**496.16**	**1.1**	**3.7**	**0.52**	**13**

Source: S&P Global Market Intelligence

(1) Represents delinquent multifamily loans as a percentage of total multifamily loans as September 30, 2021. Delinquent loans include 30+ days past due and nonaccrual loans.
(2) Includes all U.S. commercial banks, savings banks and savings and loan associations.
(3) Dime Community Bancshares Inc. completed a merger with Bridge Bancorp Inc. on February 1, 2021. Historical data is for Dime Community.

Luther Burbank® | Corporation

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7 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2.40% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2018 2019 2020 2021 ($ in bilions) Delinquent Multifamily Loans ($) Total Multifamily Loans, delinquency ratio (%) Gross Loans & Leases, delinquency ratio (%) Multifamily Loans ‐ Industry Trends Source: S&P Global Market Intelligence Analysis includes all U.S. commercial banks, savings banks and savings and loan associations. (1) Represents nonaccrual and past due multifamily loans as a percentage of total multifamily loans. (2) Represents nonaccrual and past due gross loans and leases as a percentage of gross loans and leases.  Multifamily Loan Growth Multifamily Loan Delinquencies (1) (2) 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% $0 $70 $140 $210 $280 $350 $420 $490 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2018 2019 2020 2021 ($ in billions) Total Multifamily Loans ($) Total Multifamily Loans, YoY change (%) Gross Loans & Leases, YoY Change (%)

Luther Burbank Peer Group

- **Includes all major exchange-traded banks and thrifts nationwide as of and for the quarter ended September 30, 2021 with:**

✓ **Total assets > $1 billion** ✓ **Gross loans / assets > 65%** ✓ **Multifamily loans / total loans > 30%** ✓ **MFR + SFR + CRE / total loans > 75%**

General Information					Profitability							Capital & Balance Sheet Ratios				Asset Quality[1]			Bal. Sheet Growth[2]	
Institution Name	Ticker	State	Total Assets ($bn)	Multifamily Loans ($bn)	ROAA (%)	ROAE (%)	NIM (%)	Yield on Loans (%)	Cost of Deposits (%)	NIE / Avg. Assets (%)	Eff. Ratio (%)	TCE / TA (%)	Leverage Ratio (%)	Total Capital Ratio (%)	Loans / Deposits (%)	LLR / Loans (%)	NPA / Loans + OREO (%)	NCO / Avg. Loans (%)	Gross Loans CAGR (%)	Total Deposits CAGR (%)
Luther Burbank Corporation	**LBC**	**CA**	**7.2**	**4.2**	**1.34**	**15.24**	**2.50**	**3.47**	**0.55**	**0.79**	**32.1**	**9.0**	**9.6**	**19.0**	**112**	**0.59**	**0.03**	**0.00**	**6.3**	**9.7**
Peer Group:																				
1. Bridgewater Bancshares, Inc.	BWB	MN	3.4	0.9	1.39	13.92	3.55	4.68	0.67	1.59	NA	8.8	10.7	15.9	93	1.44	0.08	0.00	20.5	22.4
2. ConnectOne Bacncorp, Inc.	CNOB	NJ	7.9	2.1	1.64	12.44	3.73	4.65	0.45	1.44	38.02	10.0	11.6	15.5	102	1.18	1.00	0.10	12.8	14.9
3. Dime Community Bancshares, Inc.	DCOM	NY	12.4	3.5	1.22	12.69	3.22	3.98	0.14	1.80	47.5	7.5	8.4	14.1	86	0.87	0.44	0.18	34.0	36.4
4. First Foundation Inc.	FFWM	TX	7.7	3.0	1.83	15.57	3.20	3.94	0.28	1.89	42.4	8.8	8.3	11.9	84	0.36	0.38	(0.01)	11.8	20.1
5. Five Star Bank		CA	2.4	0.5	1.96	18.91	3.74	4.98	0.15	1.41	37.79	10.2	10.5	15.3	78	1.28	0.03	0.07	23.5	27.7
6. Flushing Financial Corporation	FFIC	NY	8.1	2.5	1.26	15.42	3.36	4.17	0.34	1.71	55.1	8.0	8.8	13.4	102	0.55	0.47	(0.04)	6.8	11.0
7. HomeStreet, Inc.	HMST	WA	7.4	2.3	1.50	15.78	3.44	4.05	0.22	2.84	62.2	9.2	10.0	13.0	90	0.94	1.18	0.00	3.1	8.0
8. Investors Bancorp, Inc.	ISBC	NJ	27.4	7.7	0.99	9.45	2.96	NA	0.41	1.95	62.1	10.0	10.2	14.1	105	1.20	0.40	0.00	2.3	4.4
9. Kearny Financial Corp.	KRNY	NJ	7.2	2.0	1.09	7.66	3.02	3.99	0.33	1.76	59.1	11.5	11.5	19.1	88	1.08	1.70	0.08	10.6	16.6
10. Malaga Bank, FSB		CA	1.4	1.1	1.45	11.74	2.90	3.88	0.41	0.85	29.2	12.3	12.4	22.0	128	0.30	0.00	0.00	7.3	6.9
11. New York Community Bancorp, Inc.	NYCB	NY	57.9	32.9	1.04	8.53	2.43	3.47	0.36	0.94	40.5	7.3	8.5	13.1	126	0.46	0.12	0.00	3.5	4.7
12. Northfield Bancorp, Inc. (Staten Island,	NFBK	NJ	5.4	2.5	1.19	8.55	3.03	4.04	0.17	1.41	NA	13.0	12.9	NA	91	1.02	0.38	0.05	5.3	10.6
13. Pacific Premier Bancorp, Inc.	PPBI	CA	21.0	5.4	1.74	12.67	3.57	4.60	0.09	1.85	46.8	9.3	9.9	14.6	79	1.51	0.25	0.05	24.1	32.5
14. Provident Savings Bank, F.S.B.		CA	1.2	0.5	0.97	9.73	2.77	3.91	0.15	1.83	60.2	9.8	9.8	20.1	88	0.86	1.70	(0.08)	-3.5	1.4
15. Waterstone Financial, Inc.	WSBF	WI	2.2	0.5	3.41	17.39	2.91	4.33	0.31	7.63	NA	19.8	19.8	28.9	120	1.08	0.49	(0.02)	2.0	7.0
Average:					**1.51**	**12.70**	**3.19**	**4.19**	**0.30**	**2.06**	**48.4**	**10.4**	**10.9**	**16.5**	**97**	**0.94**	**0.57**	**0.03**	**10.9**	**15.0**
Median:					**1.39**	**12.67**	**3.20**	**4.05**	**0.31**	**1.76**	**47.2**	**9.8**	**10.2**	**15.0**	**91**	**1.02**	**0.40**	**0.00**	**7.3**	**11.0**

Source: S&P Global Market Intelligence. GAAP data when available, otherwise FR Y-9C's and bank call reports as of or for the three months ended 9/30/2021. Note that SNL earnings ratios may differ from Company as SNL annualizes one quarter rather than using data for 12 months.

(1) Nonperforming assets ("NPA") includes performing troubled debt restructurings.
(2) Compound annual growth rate ("CAGR") from 12/31/2017 to 9/30/2021 and reflects the impact from mergers and acquisitions.

Luther Burbank | Corporation
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9 Our Lending Business Note: Data as of 12/31/2021. Multifamily Residential Loans Markets:  High barrier to entry for new development; little land to develop  Limited supply of new housing  High variance between cost to own and rent Deals:  Stabilized and seasoned assets  Older, smaller properties with rents at/below market levels,  catering to lower and middle income renters Sponsors:  Experienced real estate professionals who desire regular  income/cash flow streams and are focused on building wealth  steadily over time Single Family Residential Loans Occupancy Types:  Both owner‐occupied and investor owned Broker Network:  Primarily third party mortgage brokers  Originations:  Portfolio lender  Purchase  and refinance transactions Underwriting Focus:  Debt ratios  Loan to value  Credit scores  Borrower’s liquidity and cash reserves 0.03% NPAs / Assets 0.04% NPLs / Loans Multifamily Portfolio Highlights  $1.6 million average loan balance  14.0 average units  57% average loan to value ratio  1.50x average debt service coverage ratio Single Family Portfolio Highlights  $859 thousand average loan balance  62% average loan to value ratio  759 average credit score

10  First Mortgages  Hybrid Structures • 25‐ or 30‐year amortization • 10‐, 25‐ or 30‐year maturities • 3‐, 5‐, 7‐ or 10‐year fixed rate periods  Interest Only Option • Lower loan‐to‐value ratios • Underwrite at amortizing payment  Investor‐Owner Purchase or Refinance  Lines of Credit • Real estate secured only/specific business  purpose/fully adjustable/short term Our Lending Products Multifamily / Commercial Real Estate Lending Single Family Residential Lending  First Mortgages  Hybrid Structures • 30‐ or 40‐year amortization • 30‐ or 40‐year maturities • 3‐, 5‐, 7‐ or 10‐year fixed rate periods  Full Documentation  Interest Only   Purchase or Refinance Transactions  Primary Residence, Second Home or Investor  programs  Low‐ and Moderate‐income lending program • 30‐year fixed mortgages and forgivable second  mortgages

11 $5,041.5  $6,130.6  $6,231.0  $6,049.8  $6,271.4  $6,443.6  $6,343.9  $6,297.4  $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 ($ in millions) Multifamily Residential Single Family Residential Commercial Real Estate Construction & Land Development Loan Portfolio (1) As of or for the year ended 12/31/2021. Historical Loan Growth 3.47% yield on loans; 3.66%  weighted average coupon Loan Portfolio Composition (1) Multifamily Loans by Lending Area (1) Single Family Loans by Lending Area (1)

Commercial Real Estate Loan Detail

Loan Portfolio Composition (1)



Commercial Real Estate 3%
Construction & Land Development 0%
Single Family Residential 30%
Multifamily Residential 67%

($ in 000's)	Count	Balance	Weighted Avg. LTV (2)	% of Total Loans
Multifamily Real Estate	**2,607**	**$ 4,210,735**	**56.8%**	**66.9%**
Single Family Real Estate	**2,193**	**1,881,676**	**62.5%**	**29.9%**
Commercial Real Estate Type:				
Strip Retail	21	43,273	50.8%	0.7%
Mid Rise Office	7	38,518	63.8%	0.6%
Low Rise Office	12	22,814	54.0%	0.4%
Medical Office	6	19,328	59.6%	0.3%
Anchored Retail	3	11,788	51.9%	0.2%
More than 50% commercial	11	10,549	45.8%	0.2%
Multi-Tenant Industrial	6	9,328	46.5%	0.1%
Shopping Center	4	8,600	49.6%	0.1%
Unanchored Retail	7	8,317	43.5%	0.1%
Shadow Retail	4	6,852	59.8%	0.1%
Flex Industrial	2	2,435	62.8%	0.0%
Warehouse	3	2,418	45.3%	0.0%
Restaurant	2	1,496	33.6%	0.0%
Light Manufacturing	1	1,299	47.9%	0.0%
Other	1	82	15.7%	0.0%
Commercial Real Estate	**90**	**187,097**	**54.2%**	**2.9%**
Construction & Land Development	**7**	**17,912**	**62.1%**	**0.3%**
Total	**4,897**	**$ 6,297,420**	**58.4%**	**100.0%**

(1) As of 12/31/2021.
(2) Construction and land development LTV is calculated based on an "as completed" property value.

Luther Burbank® | Corporation

12

13 Asset Quality  Risk management is a core competency of  our business  Extensive expertise among our lending  and credit administration staff and  executive officers  Credit decisions are made efficiently and  consistent with our underwriting  standards  Continuous evaluation of risk and return  Strict separation between business  development and credit decisions  Vigilant response to adverse economic  conditions and specific problem credits  Strict, quality oriented underwriting and  credit monitoring processes  12/31/2021 NPAs / Total Assets of 0.03%;  NPLs / Total Loans of 0.04%  NPAs and loans 90+ days past due to total  assets have been at low levels since 2014  No foreclosures since 2015 Culture Approach Results Nonperforming Assets / Total Assets $6.9  $2.0  $6.3  $6.3  $6.7  $0.7  $0.6  $2.3  0.12%  0.03%  0.09%  0.09%  0.09%  0.01%  0.01%  0.03%  0.00% 0.50% 1.00% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0  December 31, 2017  December 31, 2018 December 31, 2019 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 ($ in millions) Nonperforming Assets (excluding performing troubled debt restructuings) Nonperforming Assets / Total Assets

14 $2,140.3  $2,047.8  $1,564.1  $333.1  $678.8  $487.9  $729.4 $235.2  $461.4  $385.2  $498.7  4.00% 4.63% 4.35% 3.70% 3.18% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 ($ in millions) Loan Origination Volume and WAC (1) Total loan pipeline at December 31, 2021 is $390.4 million ($285.8 million CRE at 3.308% weighted average coupon (“WAC”) and $104.6 million SFR at 2.933%  WAC). A portion of our pipeline will ultimately not fund and loans without rate locks are subject to ongoing rate adjustments. (2) Q1 2021 originations include a $287.8 million SFR fixed rate loan pool purchase with a WAC of 2.31%.  Excluding the loan pool purchase, Q1 2021 originations  would have been $391.0 million with a WAC of 3.35%.    2.91% (1) (2) $1,441.4 3.98% 3.78% 3.66% 3.39% Q1 Q1 Q2 Q3 Q4 Q2 3.34% $2,368.3 Q3 3.32% 3.19%Q4

15 $1,366.8  $1,218.3  $972.9  $217.5  $253.0  $269.1  $478.5  $166.7  $257.7  $293.4  $322.7  4.02% 4.60% 4.40% 3.67% 3.38% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $250 $500 $750 $1,000 $1,250 $1,500 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 ($ in millions) CRE Loan Origination Volume and WAC $946.7 3.36% 3.65% 3.78% 3.95% Q1 3.38% Q4 Q3 Q2 Q1 3.40%Q2 $1,311.9 Q3 3.41% 3.30%Q4

16 $756.1  $828.8  $591.2  $115.6  $425.8 $218.8  $250.9  $68.6  $203.7  $91.8  $176.0  3.94% 4.67% 4.29% 3.77% 2.94% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $200 $400 $600 $800 $1,000 $1,200 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 ($ in millions) SFR Loan Origination Volume and WAC 5.15% (1) Q1 2021 originations include a $287.8 million SFR fixed rate loan pool purchase with a WAC of 2.31%.  Excluding the loan pool purchase, Q1 2021 SFR  originations would have been $138.1 million with a WAC of 3.30%.   $494.8 3.49% 3.69% 3.78% 4.02% Q4 Q3 Q2 Q1 Q1 2.63% (1) $1,056.4 Q2 3.22% 3.21% Q3 2.98%Q4

17 Loan Portfolio WAC • At December 31, 2021, loans representing 76% of the loan portfolio, or $4.8 billion in aggregate outstanding principal balance, are at their floors. • February 2021 originations include a $287.8 million SFR fixed rate loan pool purchase with a WAC of 2.31%.  Excluding the impact of the loan pool purchase,  the WAC for originations would have been 3.43% in February 2021.    2.000% 2.500% 3.000% 3.500% 4.000% 4.500% 5.000% 5.500% Ja n M ar M ay Ju l Se p N ov Ja n M ar M ay Ju l Se p N ov Ja n M ar M ay Ju l Se p N ov Ja n M ar M ay Ju l Se p N ov Ja n M ar M ay Ju l Se p N ov 2017 2018 2019 2020 2021 WAC on Originations/Purchases WAC on Principal Reductions/Sales WAC on Loan Portfolio

18 Loan Prepayment Speeds

19 $3,951.3  $5,001.0  $5,234.7  $5,264.3  $5,391.9  $5,402.0  $5,587.2  $5,538.2  $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 ($ in millions) Deposit Composition (1) As of or for the year ended 12/31/2021. Historical Deposit Growth & Portfolio Composition 0.66% cost of interest‐bearing deposits (1) Deposit Breakdown by Branch ($ in millions) (1)   Branch Location Consumer Specialty/  Business Wholesale Total  Deposits  Santa Rosa  $       1,059.6   $          78.4   $           0.0   $   1,138.0  San Rafael 523.9 63.6 0.0 587.5 Encino 501.9 5.3 0.0 507.2 Beverly Hil ls 400.6 11.4 0.0 412.0 Pasadena 350.5 3.0 0.0 353.5 Los Altos 335.6 7.0 0.0 342.6 Long Beach 317.3 7.0 0.0 324.3 Toluca Lake 285.4 13.9 0.0 299.3 San Jose 139.1 1.9 0.0 141.0 Bellevue 125.3 0.5 0.0 125.8 El  Segundo 63.2 6.7 0.0 69.9 Corporate Office 36.5 1,174.8 25.8 1,237.1   Total  Deposits  $       4,138.9   $    1,373.5   $        25.8   $   5,538.2

20 $3,418.0  $3,852.6  $3,845.5  $4,101.2  $4,159.4  $4,057.2  $4,099.0  $4,138.9  $253.9  $440.1  $416.0  $50.0  $50.0  $201.7  $134.7  $25.8 $279.4  $708.3  $973.2  $1,113.1  $1,182.5  $1,143.1  $1,353.5  $1,373.5   $‐  $1,000  $2,000  $3,000  $4,000  $5,000  $6,000 December 31, 2017 December 31, 2018 December 31, 2019 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 ($ in millions) Retail ‐ Consumer Wholesale Retail ‐ Specialty & Business Deposit Growth/Balance  Growth Trend $1,049.7 $233.7 $29.6 $127.6 $10.1 $185.2 $(49.0)

21 Specialty & Business Deposit Composition By Vertical  December 31, 2020 December 31, 2021 Total Specialty & Business Deposits of $1.1 billion Total Specialty & Business Deposits of $1.4 billion

Efficient Operations Result in Consistent Profitability

Return on Average Assets[(1)]


0.69%
0.70%
0.69%
0.56%
0.67%
1.22%
Full year 12/31/2017
Full Year 12/31/2018
Full Year 12/31/2019
Full Year 12/31/2020
Full Year 12/31/2021
ROAA
Pro Forma ROAA(2)

Return on Average Equity[(1)]


8.89%
7.96%
8.15%
6.53%
7.74%
13.64%
Full year 12/31/2017
Full Year 12/31/2018
Full Year 12/31/2019
Full Year 12/31/2020
Full Year 12/31/2021
ROAE
Pro Forma ROAE(2)

Efficiency Ratio[(3)]


47.8%
48.5%
46.9%
52.4%
45.0%
34.3%
Full year 12/31/2017
Full Year 12/31/2018
Full Year 12/31/2019
Full Year 12/31/2020
Full Year 12/31/2021
Efficiency Ratio
Pro Forma Efficiency Ratio (2)

Noninterest Expense to Average Assets


1.0%
1.0%
0.9%
1.0%
0.9%
0.8%
Full year 12/31/2017
Full Year 12/31/2018
Full Year 12/31/2019
Full Year 12/31/2020
Full Year 12/31/2021
Noninterest Exp to Avg Assets
Pro Forma Noninterest Exp to Avg Assets(2)

(1) For 2017, net income adjusted for C-Corp status assumes 42% tax rate. See Non-GAAP Reconciliation in Appendix hereto.
(2) Pro forma financial highlights adjusted for the impact of a $10.4 million non-recurring cost incurred in connection with the prepayment of $150 million of long-term FHLB borrowings in late December 2020. See Non-GAAP Reconciliation in Appendix hereto.
(3) See Non-GAAP Reconciliation in Appendix hereto.

Luther Burbank® | Corporation

22

23 Net Interest Margin Quarterly Net Interest Margin Net Interest Margin  1.84% 1.88% 2.03% 2.13% 2.23% 2.31% 2.47% 2.57% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 2.05% 1.98% 1.84% 1.97% 2.40% Full year 12/31/2017 Full Year 12/31/2018 Full Year 12/31/2019 Full Year 12/31/2020 Full Year 12/31/2021

24 Interest Rate Risk Analysis On a quarterly basis, the Company measures and reports Net Interest Income at Risk (“NII”) and the Economic Value of Equity  (“EVE”) to isolate the change in income and equity related solely to interest‐earning assets and interest‐bearing liabilities. Both  models measure instantaneous parallel shifts in market interest rates, implied by the forward yield curve.  NII Impact ($ in millions)  EVE Impact ($ in millions) ($13.4) ($8.4) ($4.5) ($1.8) $1.8  (7.8%) (4.8%) (2.6%) (1.0%) 1.1%  + 400 BP+ 300 BP+ 200 BP+ 100 BP‐ 100 BP (10.0%) (8.5%) (7.0%) (5.5%) (4.0%) (2.5%) (1.0%) 0.5% 2.0% 3.5% 5.0% ($14.0) ($11.5) ($9.0) ($6.5) ($4.0) ($1.5) $1.0 $3.5 $6.0 $ Change NII % Change NII ($333.9) ($225.8) ($133.6) ($59.0) $50.0  (48.3%) (32.7%) (19.3%) (8.5%) 7.2%  + 400 BP+ 300 BP+ 200 BP+ 100 BP‐ 100 BP (75.0%) (60.0%) (45.0%) (30.0%) (15.0%) 0.0% 15.0% ($350.0) ($300.0) ($250.0) ($200.0) ($150.0) ($100.0) ($50.0) $0.0 $50.0 $ Change EVE % Change EVE Interest Rate Risk to Earnings (NII) Interest Rate Risk to Capital (EVE) December 31, 2021 December 31, 2021 Change in Change in Interest Rates $ Change % Change Interest Rates $ Change % Change (basis points) NII NII (basis points) EVE EVE + 400 BP (13.4) (7.8%) + 400 BP (333.9) (48.3%) + 300 BP (8.4) (4.8%) + 300 BP (225.8) (32.7%) + 200 BP (4.5) (2.6%) + 200 BP (133.6) (19.3%) + 100 BP (1.8) (1.0%) + 100 BP (59.0) (8.5%) ‐ 100 BP 1.8 1.1% ‐ 100 BP 50.0 7.2%

25 ‐35% ‐30% ‐25% ‐20% ‐15% ‐10% ‐5% 0% +200bp Shock +100bp Shock Economic Value of Equity Trend (1) For Luther Burbank Savings (1) (1)

Deposits - Cost of Funds Comparison



Ave. Monthly Rate %
3.000
2.500
2.000
1.500
1.000
0.500
0.000
Deposit Portfolio Beta 66%
Jan. 2017 - Jul. 2019 (1)
Deposit Portfolio Cost of Funds
Fed Funds
Deposit Portfolio Beta 64%
Aug. 2019 - Dec. 2021 (1)
Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17
Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18
Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19
Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20
Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21

(1) Beta is calculated using an average Fed Funds Rate.

Luther Burbank® | Corporation

26

Liquidity Management

Liquidity Position

(Dollars in thousands)	As of 12/31/2021		% of Assets
Unrestricted Cash & Cash Equivalents	$	138,413	1.9%
Unencumbered Liquid Securities		659,010	9.2%
Unutilized Brokered Deposit Capacity (1)		804,948	11.2%
Unutilized FHLB Borrowing Capacity (2)(3)		963,526	13.4%
Unutilized FRB Borrowing Capacity (2)		211,272	2.9%
Commercial Lines of Credit		50,000	0.7%
Total Liquidity	$	2,827,169	**39.4%**
Total Assets	$	7,179,957	

Securities Portfolio (4)



Agency Residential MBS and CMOs
Agency Commercial MBS & CMOs
Other Asset Backed Securities
Agency Bonds
Qualified Community Reinvestment Fund
Other Investments
2%
4%
2%
0%
31%
61%

Other Borrowings

Type	Amount Outstanding 12/31/2021	Cost of Borrowings (5)
FHLB Advances	$752 million	1.67%
Senior Notes	$95 million	6.66%
Trust Preferred	$62 million	1.64%

(1) Capacity based on internal guidelines.
(2) Capacity based on pledged loan collateral specific to lending bank.
(3) Availability to borrow from the FHLB is permitted up to 40% of Luther Burbank Savings' (the "Bank") assets or $2.9 billion. At December 31, 2021, we had $751.6 million and $62.6 million in outstanding advances and letters of credit with the FHLB, respectively.
(4) As of 12/31/2021, the available for sale securities portfolio had a net unrealized gain position of $125 thousand.
(5) For the year ended 12/31/2021.

Luther Burbank® | Corporation
27

28 10.5% 19.6% Regulatory Minimum 12/31/2021 8.5% 18.7% Regulatory Minimum 12/31/2021 7.0% 17.1% Regulatory Minimum 12/31/2021 4.0% 10.1% Regulatory Minimum 12/31/2021 Capital Management   • After returning excess capital to shareholders over the past few years, our capital ratios continue to be well above regulatory minimums. • Returned $27.3 million to shareholders during the year ended December 31, 2021. • Net share repurchases of $8.8 million. • Common stock dividends totaling $18.4 million. Common Equity Tier 1 Risk‐Based RatioTier 1 Leverage Ratio Tier 1 Risk‐Based Capital Ratio Total Risk‐Based Capital Ratio $440mm, or  153%, above  regulatory  minimum $393mm, or  144%, above  regulatory  minimum $396mm, or  120%, above  regulatory  minimum $355mm, or  87%, above  regulatory  minimum

29 Executive Management  Simone Lagomarsino. Ms. Lagomarsino serves as President and Chief Executive Officer (“CEO”) of the Company and the Bank. Ms. Lagomarsino has served on our Board of Directors since November 30, 2018. In addition to her role at the Company, Ms. Lagomarsino serves on the board of directors of the Federal Home Loan Bank of San Francisco and Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI). Effective January 2022, Ms. Lagomarsino was appointed as chair of the board of directors of the Federal Home Loan Bank of San Francisco and to the board of directors of the Federal Reserve Bank of San Francisco. Prior to joining the Company, Ms. Lagomarsino was President and CEO of the Western Bankers Association and a director of Pacific Premier Bancorp. (NASDAQ: PPBI). From 2011 to 2017, she served as CEO of Heritage Oaks Bank, and President and CEO and a director of Heritage Oaks Bancorp. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. Laura Tarantino.Ms. Tarantino serves as Chief Financial Officer of the Company and Bank, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. She also serves on the Company's Executive Committee. Ms. Tarantino has over 28 years of experience with the Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco, specializing in the financial services industry. In addition to her role at the Company, Ms. Tarantino has served as an audit committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a CPA (inactive) and holds a B.S. in Business Administration ‐ Finance & Accounting with summa cum laude honors from San Francisco State University. Bill Fanter. Mr. Fanter serves the Company as Head of Retail Banking. In this role, he is responsible for expanding the Bank’s deposit offerings and creating greater access to its products and services, including consumer deposit generation across traditional branch and online banking platforms, and marketing. He is also a member of the Company's Executive Committee. Prior to joining the Company in 2020, Mr. Fanter served as Executive Vice President, Head of Retail Banking at Opus Bank from 2019 and previous to that, as Senior Vice President, Consumer and Business Banking Market Executive at U.S. Bank from 2003‐2019. His background also includes positions as Director of Automation Services at Kirchman Corporation and several roles culminating with Senior Vice President, Chief Operating Officer at GreatBanc, Inc.

30 Executive Management ‐ Continued Tammy Mahoney. Ms. Mahoney joined the Company in 2016 and serves as the Chief Risk Officer. In her role, Ms. Mahoney oversees the Company's compliance, internal audit, independent loan review and risk management functions, including information security and privacy; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from 2011 through 2015; previous to that as Director, Risk Advisory Services at KPMG LLP from 1995 to 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. In addition to her role at the Company, Ms. Mahoney serves as a member of the Legal Services Trust Fund Commission, State Bar of California. She is also a member of the American Bankers Association (“ABA”) Foundation’s Senior Protection Task Force. She is an ABA Certified Enterprise Risk Professional, ABA Certified Regulatory Compliance Manager and an Institute of Internal Auditors Certified Internal Auditor, and maintains an ISACA Cybersecurity Fundamentals Certificate; Ms. Mahoney holds a B.S. in Business Administration ‐ Finance from San Diego State University. Parham Medhat. Mr. Medhat serves the Company as Chief Operations and Technology Officer. In this role, he is responsible for deposit operations, information technology, project management and loan servicing; he is also a member of the Company’s Executive Committee. Prior to joining the Bank in 2019, Mr. Medhat served as Executive Vice President, Chief Operating Officer at CTBC from 2014 to 2019; previous to that as Senior Vice President, Director of Bank Operations at Opus Bank; and in several roles over thirteen years at CapitalSource Bank. Mr. Medhat holds a M.A. in Educational–Instructional Technology from California State University, Dominguez Hills and a B.A. in Industrial/Organizational Psychology from California State University, Long Beach. Liana Prieto. Ms. Prieto serves as General Counsel and Corporate Secretary of the Company and Bank. In this role, she is responsible for leading a team of legal, human resources, Bank Secrecy Act, fair and responsible banking and third party risk management professionals. She is also a member of the Company's Executive Committee. Prior to joining the Bank in 2014, Ms. Prieto served as Associate and then Counsel at Buckley LLP from 2009 to 2014, and as a trial attorney in the Enforcement & Compliance Division of the Office of the Comptroller of the Currency. In addition to her role at the Company, Ms. Prieto has served in leadership and advisory roles on the Banking Law Committee of the American Bar Association's Business Law Section and the American Association of Bank Directors. She also serves on the board of directors of Long Beach Local, a non‐profit that supports sustainable urban agriculture. Ms. Prieto holds a J.D. from Fordham University School of Law and a B.A. from Georgetown University. Alex Stefani. Mr. Stefani serves the Company as Chief Credit Officer. In this role, he oversees Luther Burbank’s appraisal, underwriting, credit administration and special assets activities; he is also a member of the Company’s Executive Committee. Mr. Stefani joined the Bank in 2004 and has held several positions including loan underwriter, loan officer, and underwriting manager before being promoted to Director of Income Property Lending in 2017, a position he held until accepting his current role in 2021. Mr. Stefani holds a M.A. in Political Science from San Francisco State University and a B.A. in Political Science from Sonoma State University.

31 Board of Directors Victor S. Trione. Mr. Trione serves as Chair of the Board of Directors of the Company and the Bank, a position he has held since founding the Bank in 1983. In addition to serving as our Chair, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co‐proprietor of Trione Winery. Mr. Trione also serves in the following roles: Director and Chair of the Executive Committee of Empire College; Advisory Board member of the Stanford Institute for Economic Policy Research; Board of Overseers of Stanford University's Hoover Institution; and, trustee of the U.S. Navy Memorial Foundation. Renu Agrawal. Dr. Agrawal joined the Board of Directors in December 2020 and serves on the Audit and Risk Committee. Dr. Agrawal was appointed to the Governance and Nominating Committee effective January 2022. In addition to the Company, Dr. Agrawal serves on the board of Allvue Systems, an investment software solutions provider. She was Executive Vice President and Chief Operating Officer for Wells Fargo’s Financial Institutions Group. Prior to that, she oversaw Well’s Fargo International Treasury Management business and played a leadership role in the Wells Fargo‐Wachovia merger. Earlier, Dr. Agrawal was Chief Operating Officer at ValleyCrest Companies and Quisic Corporation. She began her career as a scientist at Polaroid and also worked at McKinsey & Company. Dr. Agrawal is a founding member of Neythri, a global community of South Asian professional women committed to helping each other succeed. In 2018, she received the National Asian Pacific American Corporate Achievement Award. Dr. Agrawal holds a M.B.A. from MIT Sloan School of Management and a Ph.D. in Materials Science and Engineering from MIT. She graduated with a B.Tech in Metallurgy from IIT, Kanpur. John C. Erickson. Mr. Erickson serves on the Audit and Risk Committee and on the Compensation Committee. Mr. Erickson has served on our Board of Directors since 2017. Mr. Erickson has more than 35 years of financial services experience, including over 30 years at Union Bank N.A. He served in many executive roles across that institution, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and chair of that board's Risk Committee, as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016. He joined the board of directors of Bank of Hawaii Corporation (NYSE: BOH) in January 2019, and serves as a member of its Audit and Risk Committee and Nominating and Governance Committee. Mr. Erickson qualifies as an "audit committee financial expert" as defined in SEC rules. Anita Gentle Newcomb. Ms. Newcomb serves as Chair of the Audit and Risk Committee. Ms. Newcomb has served on our Board of Directors since 2014 and was  appointed to the Governance and Nominating Committee effective January 2022. Her experience spans over three decades in the financial services industry as a  commercial banker, investment banker, and strategic consultant. She has advised numerous banks and financial services companies on a wide range of corporate  development initiatives, from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and  valuing and structuring acquisitions. Most recently, Ms. Newcomb was president of A.G. Newcomb & Co., a financial services consultancy, she founded and managed  from 1999 to 2019. She also served on the board of the Federal Reserve Bank of Richmond‐Baltimore Branch from 2010 through 2015. She is also a certified public  accountant (inactive). Ms. Newcomb holds a M.B.A. in Finance from The University of Houston and a B.S. in Accounting from Auburn University. In 2022, Ms.  Newcomb was honored by Auburn University Alumni Association with its Lifetime Achievement Award. Ms. Newcomb qualifies as an "audit committee financial  expert" as defined in SEC rules.

32 Board of Directors ‐ Continued Bradley M. Shuster. Mr. Shuster serves as Chair of the Compensation Committee and also serves on the Governance and Nominating Committee. Mr. Shuster has served on our Board of Directors since 1999. Mr. Shuster has served as executive chairman and chairman of the board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as chairman and chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, he was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as chief executive officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte, where he served as partner‐in‐charge of Deloitte's Northern California Insurance and Mortgage Banking practices. Mr. Shuster has received both CPA and CFA certifications. He is a member of the board of directors of McGrath Rentcorp (NASDAQ: MGRC), and serves as a member of its Audit and Governance Committees. Thomas C. Wajnert. Mr. Wajnert serves as our Lead Independent Director, Chair of the Governance and Nominating Committee, and a member of the Compensation Committee. Mr. Wajnert has served on our Board of Directors since 2013. He launched his career in 1968 with US Leasing, a NYSE‐listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as Chief Executive Officer and Chair of AT&T Capital Corporation, an international, full‐service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert also has extensive public company board experience at Reynolds American as Chair, and at Solera, UDR, Inc., NYFIX, and JLG Industries as a director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the U.S., and for many years served as a Trustee of Wharton's Center for Financial Institutions. M. Max Yzaguirre. Mr. Yzaguirre joined the Board of Directors in October 2021 and was appointed to the Audit and Risk Committee and the Compensation Committee effective January 2022. Mr. Yzaguirre’s experience includes domestic and international business, government and law, as well as expertise in a wide variety of industries and sectors. He currently serves on the board of directors of Aris Water Solutions, Inc. (NYSE: ARIS) and is chairman of their Compensation Committee. Mr. Yzaguirre formerly served on the boards of directors of BBVA USA Bancshares, Inc. and BBVA USA Bank, on the board of directors of Texas Regional Bancshares and on the board of directors of Texas State Bank. He also served previously as Executive Chairman of the energy infrastructure construction company, Forbes Bros. Holdings, Ltd., and as Chairman and CEO of Isolux Ingenieria USA, L.L.C., the US operation of Isolux Corsan, a Spanish engineering, procurement and construction company. Mr. Yzaguirre is also a member of the National Association of Corporate Directors (NACD) and the Latino Corporate Directors Association (LCDA).

Appendix

34 Balance Sheet ($ in 000’s) (1) Unaudited December 31,  2021 (1) December 31,  2020  ASSETS Cash, cash equivalents  and restricted cash   $                     138,413   $                     178,861  Available for sale investment securities, at fair value                         647,317                          593,734  Held to maturity investment securities, at amortized cost (fair value of $4,018 and $7,870 at  December 31, 2021 and 2020, respectively)                              3,829                               7,467  Equity securities, at fair value                            11,693                             12,037  Loans  receivable, net of allowance for loan losses  of $35,535 and $46,214 at December 31, 2021 and  2020, respectively                      6,261,885                       6,003,602  Accrued interest receivable                            17,761                             18,795  Federal  Home Loan Bank ("FHLB") stock, at cost                            23,411                             25,122  Premises  and equipment, net                            16,090                             18,226  Goodwill                              3,297                               3,297  Prepaid expenses  and other assets                            56,261                             44,963  Total assets  $                  7,179,957   $                  6,906,104  LIABILITIES AND STOCKHOLDERS' EQUITY          Liabilities: Deposits  $                  5,538,243   $                  5,264,329  Federal  Home Loan Bank advances                         751,647                          806,747  Junior subordinated deferrable interest debentures                            61,857                             61,857  Senior debt $95,000 face amount, 6.5% interest rate, due September 30, 2024 (less  debt issuance costs  of  $388 and $461 at December 31, 2021 and 2020, respectively)                            94,662                             94,539  Accrued interest payable                                 118                               1,388  Other l iabil ities  and accrued expenses                            64,297                             63,553  Total liabilities                      6,510,824                       6,292,413          Stockholders' equity: Common stock, no par value; 100,000,000 shares  authorized; 51,682,398 and 52,220,266 shares   issued and outstanding at December 31, 2021 and 2020, respectively                         406,904                          414,120  Retained earnings                         262,141                          192,834  Accumulated other comprehensive income, net of taxes                                    88                               6,737  Total stockholders' equity                         669,133                          613,691  Total liabilities and stockholders' equity  $                  7,179,957   $                  6,906,104  As of

Income Statement ($ in 000's, except per share data)

	For the Three Months Ended December 31, [1]		For the Years Ended December 31,	
	2021	2020	2021 [1]	2020
Interest and fee income:				
Loans	$ 55,239	$ 55,335	$ 219,245	$ 230,996
Investment securities	2,163	2,068	8,451	9,856
Cash, cash equivalents and restricted cash	62	85	223	538
Total interest and fee income	57,464	57,488	227,919	241,390
Interest expense:				
Deposits	6,722	13,185	35,612	73,331
FHLB advances	3,190	5,211	14,535	21,761
Junior subordinated deferrable interest debentures	252	269	1,015	1,373
Senior debt	1,575	1,575	6,298	6,302
Total interest expense	11,739	20,240	57,460	102,767
Net interest income before provision for loan losses	45,725	37,248	170,459	138,623
(Reversal of) provision for loan losses	(1,800)	-	(10,800)	10,550
Net interest income after provision for loan losses	47,525	37,248	181,259	128,073
Noninterest income:				
FHLB dividends	413	373	1,558	1,650
Other income	223	91	328	870
Total noninterest income	636	464	1,886	2,520
Noninterest expense:				
Compensation and related benefits	10,007	10,187	38,624	43,100
Deposit insurance premium	489	476	1,920	1,905
Professional and regulatory fees	433	528	1,976	1,844
Occupancy	1,198	1,188	4,933	4,585
Depreciation and amortization	603	656	2,561	2,685
Data processing	1,056	907	3,785	3,911
Marketing	333	172	1,240	1,683
FHLB advance prepayment penalty	-	10,443	-	10,443
Other expenses	1,107	796	4,106	3,778
Total noninterest expense	15,226	25,353	59,145	73,934
Income before provision for income taxes	32,935	12,359	124,000	56,659
Provision for income taxes	9,552	3,658	36,247	16,747
Net income	$ 23,383	$ 8,701	$ 87,753	$ 39,912
Basic earnings per common share	$ 0.46	$ 0.17	$ 1.70	$ 0.75
Diluted earnings per common share	$ 0.45	$ 0.17	$ 1.70	$ 0.75
Dividends per common share	$ 0.12	$ 0.06	$ 0.36	$ 0.23
Weighted average common shares outstanding - basic	51,289,217	51,922,219	51,582,890	53,000,150
Weighted average common shares outstanding - diluted	51,572,105	52,151,886	51,769,098	53,146,298

(1) Unaudited

Luther Burbank® | Corporation

35

Net Interest Margin ($ in 000's)

	For the Twelve Months Ended December 31, 2021			For the Three Months Ended December 31, 2021			For the Three Months Ended September 30, 2021		
	Average Balance	Interest Inc / Exp	Average Yield/Rate (5)	Average Balance	Interest Inc / Exp	Average Yield/Rate (5)	Average Balance	Interest Inc / Exp	Average Yield/Rate (5)
Interest-Earning Assets									
Multifamily residential	$ 4,199,639	$ 155,509	3.70%	$ 4,202,677	$ 39,967	3.80%	$ 4,283,490	$ 40,041	3.74%
Single family residential	1,897,575	53,695	2.83%	1,879,844	12,908	2.75%	1,948,208	13,213	2.71%
Commercial real estate	196,456	8,893	4.53%	191,659	2,143	4.47%	193,849	2,213	4.57%
Construction, land and NM	18,920	1,148	6.07%	16,517	221	5.31%	16,337	290	7.04%
Total loans (1)	6,312,590	219,245	3.47%	6,290,697	55,239	3.51%	6,441,884	55,757	3.46%
Securities available-for-sale/ equity	648,551	8,372	1.29%	673,698	2,137	1.27%	667,352	2,182	1.31%
Securities held-to-maturity (2)	4,928	79	1.60%	3,926	26	2.65%	4,213	31	2.94%
Cash, cash equivalents and restricted cash	150,166	223	0.15%	154,722	62	0.16%	196,116	78	0.16%
Total interest-earning assets	7,116,235	227,919	3.20%	7,123,043	57,464	3.23%	7,309,565	58,048	3.18%
Noninterest-earning assets	66,937			73,823			69,430		
Total assets	$ 7,183,172			$ 7,196,866			$ 7,378,995		
Interest-Bearing Liabilities									
Interest-bearing demand deposits	$ 158,956	358	0.22%	$ 169,132	95	0.22%	$ 159,417	93	0.23%
Money market demand accounts	2,427,599	11,889	0.48%	2,801,908	3,178	0.44%	2,643,545	3,021	0.45%
Time deposits - Retail	2,638,164	23,089	0.86%	2,349,468	3,404	0.57%	2,460,373	4,359	0.69%
Total interest-bearing deposits - Retail	5,224,719	35,336	0.67%	5,320,508	6,677	0.49%	5,263,335	7,473	0.56%
Time deposits - Wholesale	112,297	276	0.25%	108,200	45	0.17%	198,559	62	0.12%
Total interest-bearing deposits	5,337,016	35,612	0.66%	5,428,708	6,722	0.48%	5,461,894	7,535	0.54%
FHLB advances	868,591	14,535	1.67%	751,653	3,190	1.68%	923,523	3,573	1.53%
Senior debt	94,596	6,298	6.66%	94,642	1,575	6.66%	94,611	1,574	6.65%
Junior subordinated debentures	61,857	1,015	1.64%	61,857	252	1.62%	61,857	250	1.60%
Total interest-bearing liabilities	6,362,060	57,460	0.90%	6,336,860	11,739	0.73%	6,541,885	12,932	0.78%
Noninterest-bearing demand deposits	112,436			126,225			122,851		
Noninterest-bearing liabilities	65,184			69,453			64,943		
Total liabilities	6,539,680			6,532,538			6,729,679		
Total stockholders' equity	643,492			664,328			649,316		
Total liabilities and stockholders' equity	$ 7,183,172			$ 7,196,866			$ 7,378,995		
Net interest spread (3)			**2.30%**			**2.50%**			**2.40%**
Net interest income/margin (4)		$ 170,459	**2.40%**		$ 45,725	**2.57%**		$ 45,116	**2.47%**

(1) Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan costs, net.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(4) Net interest margin is net interest income divided by total average interest-earning assets.
(5) Yields shown are annualized.

Luther Burbank | Corporation
36

Non-GAAP Reconciliation ($ in 000's, except per share data)

	As of or For the Years Ended December 31, 2021	2020	2019	2018	2017
Tangible stockholders' equity					
Total assets	$ 7,179,957	$ 6,906,104	$ 7,045,828	$ 6,937,212	$ 5,704,380
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Less: Total liabilities	(6,510,824)	(6,292,413)	(6,431,364)	(6,356,067)	(5,154,635)
Tangible stockholders' equity	$ 665,836	$ 610,394	$ 611,167	$ 577,848	$ 546,448
Tangible assets					
Total assets	$ 7,179,957	$ 6,906,104	$ 7,045,828	$ 6,937,212	$ 5,704,380
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible assets	$ 7,176,660	$ 6,902,807	$ 7,042,531	$ 6,933,915	$ 5,701,083
Tangible stockholders' equity to tangible assets					
Tangible book value (numerator)	$ 665,836	$ 610,394	$ 611,167	$ 577,848	$ 546,448
Tangible assets (denominator)	7,176,660	6,902,807	7,042,531	6,933,915	5,701,083
Tangible stockholders' equity to tangible assets	9.3%	8.8%	8.7%	8.3%	9.6%
Efficiency ratio					
Noninterest expense (numerator)	$ 59,145	$ 73,934	$ 62,386	$ 62,687	$ 56,544
Net interest income	$ 170,459	$ 138,623	$ 128,407	$ 125,087	$ 110,895
Noninterest income	1,886	2,520	4,675	4,131	7,508
Operating revenue (denominator)	$ 172,345	$ 141,143	$ 133,082	$ 129,218	$ 118,403
Efficiency ratio	34.3%	52.4%	46.9%	48.5%	47.8%
Tangible book value per share					
Tangible stockholders' equity (numerator)	$ 665,836				
Period end shares outstanding (denominator)	51,682,398				
Tangible book value per share	$ 12.88				
Pro forma items (1)					
Net income before income taxes					$ 65,231
Effective tax rate					42%
Pro forma provision for income taxes					$ 27,397
Net income before income taxes					$ 65,231
Pro forma provision for income taxes					27,397
Pro forma net income					$ 37,834
Pro forma net income (numerator)					$ 37,834
Average assets (denominator)					5,485,832
Pro forma return on average assets					0.69%
Average stockholders' equity (denominator)					$ 425,698
Pro forma return on average stockholders' equity					8.89%

(1) For 2017, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S-Corporation tax to net income, and using a combined C-Corporation effective tax rate for Federal and California income taxes of 42%. This calculation reflects only the change in our status as an S-Corporation and does not give effect to any other transaction.

Luther Burbank® | Corporation

37

38 Non‐GAAP Reconciliation ($ in 000’s, except per share data) (1) For the year ended December 31, 2020, our pro forma amounts above are adjusted to reverse the impact of a non‐recurring cost incurred in connection with the early paydown of $150 million of long‐term FHLB  borrowings in late December 2020. As of or For the  Year Ended  December 31, 2020 Pro forma items continued (1)      Net income   $                   39,912       Add: Non‐recurring noninterest expense item, net taxes                          7,352            Pro forma net income   $                   47,264       Pro forma net income (numerator)   $                   47,264       Average assets  (denominator)                  7,092,407            Pro forma return on average assets 0.67%      Pro forma net income (numerator)  $                   47,264       Average stockholders' equity (denominator)                     610,770            Pro forma return on average stockholders' equity 7.74%      Pro forma net income (numerator)   $                   47,264       Fully dilutive shares  (denominator)                 53,146,298            Pro forma earnings  per share  $                        0.89       Noninterest expense  $                   73,934       Less: Non‐recurring noninterest expense item, before income taxes                      (10,443)           Pro forma noninterest expense (numerator)  $                   63,491       Operating revenue (denominator)  $                 141,143            Pro forma efficiency ratio 45.0%      Pro forma noninterest expense (numerator)  $                   63,491       Average assets  (denominator)                  7,092,407            Pro forma noninterest expense to average assets 0.90%